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Exhibit 1.1

FINANCEMENT-QUÉBEC
Debt Securities
Guaranteed unconditionally as to
principal, premium and interest by
QUÉBEC
FORM OF UNDERWRITING AGREEMENT
New York, New York

[                        ], 2003

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Credit Suisse First Boston LLC
CIBC World Markets Corp.
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Putnam Lovell NBF Securities Inc.
RBC Dominion Securities Corporation
Scotia Capital (USA) Inc.

Ladies and Gentlemen:

        Financement-Québec, a corporation organized and existing under the laws of Québec, proposes to issue and sell from time to time certain of its debt securities (the "Securities"), bearing the guarantee (the "Guarantee") of Québec (the "Guarantor"), registered under the registration statement referred to in Section 1(c)(i). The Securities and Guarantee will be issued subject to a fiscal agency agreement (the "Fiscal Agency Agreement") among Financement-Québec, the Guarantor and JPMorgan Chase Bank, as fiscal agent, registrar, transfer agent and principal paying agent (the "Fiscal Agent"). The Securities and Guarantee will be issued in one or more series, which series may vary as to interest rates, maturities, currencies of denomination and payment, any redemption provisions, any sinking fund requirements and other terms, with all such terms for any particular series being determined at the time of sale. Particular series of Securities will be sold to one or more firms to whom this Agreement is addressed, or with such other firms as Financement-Québec may designate, and who shall agree in writing to comply with the terms and conditions of this Agreement, for resale in accordance with terms of offering determined at the time of sale. The Securities and Guarantee involved in any such offering are hereinafter referred to as "Designated Securities" and "Designated Guarantee", respectively. The firms which agree to purchase any Designated Securities are hereinafter referred to as the "Underwriters" and the representative or representatives, if any, of the Underwriters that are specified in the Terms Agreement referred to in Section 2 are hereinafter referred to as the "Representatives".

        Financement-Québec may also issue and sell warrants to purchase Securities on such terms as shall be determined at the time of sale, in which case (i) all references herein to Securities shall be deemed to include or refer to such warrants, (ii) the Terms Agreement referred to in Section 2 relating to such warrants shall include an additional covenant of Financement-Québec and the Guarantor to use their best efforts to maintain a registration statement in respect of Securities issuable upon exercise of warrants in effect during the entire period any warrants may be exercised, and (iii) the opinions and other documents delivered pursuant to Section 5 shall be appropriately modified to cover such warrants and related matters as the Underwriters or the Representatives or their counsel may reasonably request.

Section 1:    Representations and Warranties

        (a)   Financement-Québec represents and warrants to, and agrees with, each Underwriter that:

          (i)    Financement-Québec is a corporation created in 1999 by An Act respecting Financement-Québec (Québec); it is a mandatary of the Guarantor, its share capital is wholly-owned by the Guarantor and it has full power, authority and legal right to execute and deliver this Agreement and to authorize and issue the Designated Securities as contemplated herein;

          (ii)   Prior to the date hereof, all necessary action has been duly taken by or on behalf of Financement-Québec and all necessary governmental approvals required by the laws applicable to Financement-Québec have been obtained, for the offering, issuance and sale of the Designated Securities as contemplated by this Agreement and for the performance of the obligations assumed under the Designated Securities, this Agreement and the Fiscal Agency Agreement;

          (iii)  The Designated Securities, when issued and delivered against payment therefor in accordance with the terms and provisions of this Agreement, will be validly issued; the Designated Securities, following their issue, and this Agreement and the Fiscal Agency Agreement, following their execution and delivery, will each constitute valid, binding, unsecured and unconditional obligations of Financement-Québec enforceable against Financement-Québec in accordance with their respective terms, subject to the qualifications set forth in Section 5(e)(ii) and Section 5(e)(viii);

          (iv)  The Designated Securities will rank equally among themselves and with the other debt securities issued by Financement-Québec and outstanding at the Closing Date; and

          (v)   Financement-Québec is not in default under the provisions of any agreement or of any instrument evidencing or relating to any outstanding material indebtedness for borrowed money, direct or contingent, of Financement-Québec and execution, delivery and performance by Financement-Québec of its obligations under this Agreement, the Fiscal Agency Agreement and the Designated Securities will not conflict with, or result in any breach of, any term, condition or provision of, or constitute a default under, any applicable law or any agreement or instrument to which Financement-Québec is a party or by which it is bound.

        (b)   The Guarantor represents and warrants to, and agrees with, each Underwriter that:

          (i)    Prior to the date hereof, all necessary action has been duly taken by or on behalf of the Guarantor, and all necessary approvals required by the laws of Québec have been obtained for the issue of the Designated Securities by Financement-Québec, for the issue by the Guarantor of the Designated Guarantee in the form set forth in the Fiscal Agency Agreement and for the performance of the obligations assumed under the Designated Guarantee, this Agreement and the Fiscal Agency Agreement;

          (ii)   The Designated Guarantee endorsed on the Designated Securities will, when the Designated Securities are issued and delivered as contemplated by this Agreement and the Fiscal Agency Agreement, constitute a valid, binding and unconditional obligation of the Guarantor, and will be enforceable against the Guarantor in accordance with its terms subject to the qualifications set forth in Section 5(e)(ii) and Section 5(e)(viii), and the full faith and credit of the Guarantor will be pledged for the payment of the principal, premium, if any, and interest on the Designated Securities and for the performance of the Designated Guarantee, and all funds required to give effect to the Designated Guarantee are required to be taken out of the Consolidated Revenue Fund of Québec; and

          (iii)  The Guarantor is not in default under the provisions of any agreement or of any instrument evidencing or relating to any outstanding material indebtedness for borrowed money, direct or contingent, of the Guarantor; and neither the execution, delivery and performance by the Guarantor of this Agreement or the Fiscal Agency Agreement, nor the compliance with the terms and provisions of the Designated Guarantee, will conflict with, or result in any breach of, any term, condition or provision of, or constitute a default under, any applicable law or any agreement or instrument to which the Guarantor is a party or by which it is bound.

        (c)   Financement-Québec and the Guarantor, each for its own part, represent and warrant to, and agree with, each Underwriter that:

          (i)    A registration statement relating to the Securities and the Guarantee (Registration Statement No. 333-[            ] including a form of prospectus which, as supplemented, shall be used in connection with sales of all the Securities) has been filed with the Securities and Exchange Commission ("SEC") and has become effective. Registration Statement No. 333-[            ] (and all material incorporated by reference therein), as amended and supplemented at the time of any Terms Agreement referred to in Section 2, are hereinafter referred to as the "Registration Statement", and the prospectus included therein as from time to time amended or supplemented pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Securities Act of 1933, as amended (the "1933 Act"), the rules and regulations of the SEC under the 1933 Act (the "Rules and Regulations"), or as contemplated by Section 2 to reflect the terms of the Designated Securities and the terms of the offering thereof or otherwise, including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus";

          (ii)   On its effective date, the Registration Statement conformed in all respects to the requirements of the 1933 Act and the Rules and Regulations of the SEC, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement referred to in Section 2, the Registration Statement and Prospectus will conform in all respects to the requirements of the 1933 Act, the 1934 Act and the Rules and Regulations and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements or omissions in either of such documents based upon written information, if any, furnished to Financement-Québec and to the Guarantor by any Underwriter through the Representatives specifically for use therein;

          (iii)  No registration, filing or other action for the qualification of the Designated Securities for offer and sale by the Underwriters in Canada or any jurisdiction or territory therein is required under the laws of Canada or any province thereof;

          (iv)  There are no stamp, issue or other duties, taxes or levies payable by the Underwriters or the holders of Designated Securities within Québec or within Canada on or in connection with the issuance and sale of the Designated Securities or the execution or delivery of this Agreement or the Fiscal Agency Agreement; and

          (v)   Save as disclosed in the Prospectus (including the documents incorporated by reference therein), neither Financement-Québec nor the Guarantor is involved in any litigation or arbitration proceedings which may have a significant effect on its financial condition, nor is Financement-Québec or the Guarantor aware of any such proceedings pending or threatened.

Section 2:    Purchase and Offering

        The obligation of the Underwriters to purchase the Designated Securities will be evidenced by a terms agreement (the "Terms Agreement"), a form of which has been attached as Exhibit A, at the time Financement-Québec determines to sell any Designated Securities. The Terms Agreement shall specify the firms which will be Underwriters, the principal amount of any Designated Securities to be purchased by each, the purchase price to be paid by the Underwriters, any compensation or commissions to be paid to the Underwriters, the public offering price of the Designated Securities, and the terms of any Designated Securities including, but not limited to, interest rate, maturity, currency of denomination and payment, any redemption provisions and any sinking fund requirements. The Terms Agreement shall also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Representatives and Financement-Québec agree as the time for payment and delivery being hereinafter referred to as the "Closing Date"), the place of delivery and payment for any Designated Securities and any details of the terms of offering which should be reflected in the Prospectus. The obligations of each Underwriter to purchase any Designated Securities are joint, as such term is construed under Québec law, meaning that each such Underwriter is obligated to purchase only the principal amount of Designated Securities to be purchased by such Underwriter under this Agreement and the Terms Agreement. It is understood that the Underwriters propose to offer any Designated Securities for sale as set forth in such Prospectus. Any such Designated Securities will be in such denominations and registered in such names as the Underwriters request.

Section 3:    Covenants of Financement-Québec and the Guarantor

        Financement-Québec and the Guarantor, each for its own part, covenant and agree with each Underwriter that:

        (a)   At any time when a prospectus relating to the Designated Securities is required to be delivered under the 1933 Act, Financement-Québec and the Guarantor will advise the Underwriters or the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, and will not effect such amendment or supplementation, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, without the consent of the Underwriters or the Representatives, which consent shall not be unreasonably withheld; Financement-Québec and the Guarantor will also advise the Underwriters or the Representatives promptly of the institution by the SEC of any stop order proceedings in respect of the Registration Statement or any part thereof and will use their best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

        (b)   If at any time when a prospectus relating to the Designated Securities is required to be delivered under the 1933 Act any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the 1933 Act, Financement-Québec and the Guarantor promptly will prepare and file with the SEC an amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, which will correct such statement or omission or to effect such compliance.

        (c)   As soon as practicable after publication thereof following the close of their respective fiscal years, Financement-Québec will make generally available to the holders of Designated Securities an annual statement of its income, retained earnings and its balance sheet, presented on a consolidated basis if Financement-Québec shall have subsidiaries, and the Guarantor will make generally available to holders of Designated Securities an annual consolidated financial statement, each such statement covering a period of at least twelve months beginning after the date of the Terms Agreement relating to such Designated Securities, which shall satisfy the provisions of Section 11(a) of the 1933 Act.

        (d)   Financement-Québec and the Guarantor will furnish to the Representatives copies of the Registration Statement, each preliminary prospectus supplement, if any, the Prospectus, and all amendments and supplements to such documents (including documents incorporated by reference in the Prospectus), in each case as soon as available and in such quantities as are reasonably requested.

        (e)   Financement-Québec and the Guarantor will furnish such information and execute such instruments as may be required to qualify the Designated Securities for sale and determine their eligibility for investment under the laws of such jurisdictions as the Underwriters or the Representatives designate and will continue such qualifications in effect so long as required for their distribution, provided that neither Financement-Québec nor the Guarantor need submit to any requirements that it reasonably deems unduly burdensome.

        (f)    So long as any of the Designated Securities are outstanding, Financement-Québec will post on EDGAR through the Commission's website (http://www.sec.gov) as soon as practicable after publication thereof following the end of each fiscal year, a balance sheet, an income statement and a statement of retained earnings of Financement-Québec as at the end of and for such fiscal year, all in reasonable detail and presented on a consolidated basis if

Financement-Québec shall have subsidiaries; and the Guarantor will similarly post on EDGAR through the Commission's website (http://www.sec.gov) as soon as practicable after publication thereof, its budget and annual consolidated statement of revenues and expenditures. Upon request from the Underwriters or the Representatives, Financement-Québec and the Guarantor will furnish hard copies of such documents.

        (g)   If the Designated Securities are to be listed on the Luxembourg Stock Exchange, Financement-Québec will use its best efforts to obtain the admission of the Designated Securities for listing on the Luxembourg Stock Exchange on or prior to the Closing Date, to furnish to the Luxembourg Stock Exchange all documents, information and undertakings and publish all advertisements or other material that may be necessary in order to effect such listing, and to cause such listing to be continued for so long as any of the Designated Securities remains outstanding; provided that if, in the opinion of Financement-Québec, the continuation of such listing shall become unduly onerous, then Financement-Québec may delist the Designated Securities from the Luxembourg Stock Exchange, provided that Financement-Québec will use its best efforts to obtain the listing of the Designated Securities on another recognized stock exchange reasonably acceptable to the Representatives.

        (h)   At any time prior to payment of the purchase price, as provided for in the Terms Agreement, being made to Financement-Québec on the Closing Date, Financement-Québec will notify the Representatives promptly of any material change affecting any of its representations, warranties, covenants or indemnities herein and will take such steps as may be reasonably requested by the Representatives to remedy and/or publicize the same.

        (i)    Neither Financement-Québec nor the Guarantor will, without the prior consent of the Underwriters or the Representatives, offer or sell, between the execution of a Terms Agreement with respect to Designated Securities and the later of the related Closing Date or the date on which any price restrictions on the sale of the Designated Securities are terminated, (i) in any part of the world outside of Canada, any of its U.S. dollar denominated debt securities registered with the SEC having a maturity of one year or more or (ii) within Canada, any of its U.S. dollar denominated debt securities having a maturity of more than five years.

Section 4:    Covenants of the Underwriters

        Each of the Underwriters separately agrees with Financement-Québec and the Guarantor that:

        (a)   At any time when the Prospectus must be delivered under the 1933 Act, it shall not sell, deliver for sale or confirm the sale of the Designated Securities within the United States or to a U.S. person (as such terms are defined in Regulation S under the Securities Act) unless such sale, delivery or confirmation is accompanied or preceded by the Prospectus.

        (b)   It will deliver to Financement-Québec and the Guarantor an initial allotment distribution report and a secondary market distribution report within 30 days after the Closing Date.

Section 5:    Conditions to the Obligations of the Underwriters

        The obligations of each Underwriter to purchase and pay for Designated Securities shall be subject to the accuracy of the representations and warranties on the part of Financement-Québec and the Guarantor herein and in the Terms Agreement, to the accuracy of the statements of authorized representatives of Financement-Québec and the Guarantor made pursuant to the provisions hereof or thereof, to the performance by Financement-Québec and the Guarantor of their obligations hereunder and thereunder and to the following additional conditions precedent:

        (a)   Prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of Financement-Québec or the Guarantor or any Underwriter, shall be contemplated by the SEC; and no proceedings or actions shall have been instituted by or, to the knowledge of Financement-Québec or the Guarantor or any Underwriter, shall be contemplated by any Canadian regulatory authority having jurisdiction over the offering of the Designated Securities.

        (b)   Subsequent to the execution and delivery of the Terms Agreement and on or prior to the Closing Date, there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of Financement-Québec or its subsidiaries, as the case may be, which, in the judgment of the Representatives on behalf of the Underwriters, materially impairs the investment quality of the Designated Securities.

        (c)   Subsequent to the execution and delivery of the Terms Agreement and on or prior to the Closing Date, there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the financial condition of the Guarantor which, in the judgment of the Representatives on behalf of the Underwriters, materially impairs the investment quality of the Designated Securities.

        (d)   Subsequent to the execution and delivery of the Terms Agreement and on or prior to the Closing Date, there shall not have occurred (i) any downgrading in the rating of any debt securities of Financement-Québec or of the Guarantor by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of Financement-Québec or of the Guarantor (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension or limitation of trading of any securities of Financement-Québec or of the Guarantor on any exchange or in the over-the-counter market in Canada, the United States, the United Kingdom, Japan or elsewhere; or (iii) any banking moratorium declared by Canadian, United States or New York authorities.

        (e)   The Underwriters or the Representatives shall have received an opinion of Bélanger Sauvé, counsel for Financement-Québec and the Guarantor, dated the Closing Date, to the effect that:

          (i)    Financement-Québec is a duly constituted and existing corporation under the laws of Québec, with power to possess its properties and conduct its business as described in the Prospectus;

          (ii)   The Designated Securities have been duly authorized and have been duly executed, issued and delivered in accordance with the laws of Québec, the by-laws and resolutions of Financement-Québec and the Orders in Council of the Gouvernement du Québec applicable thereto, and the Designated Securities and the covenants therein contained constitute valid, binding, unsecured and unconditional obligations of Financement-Québec enforceable against Financement-Québec in accordance with their terms subject to the qualifications set forth in Section 5(e)(viii), and subject furthermore to the provisions of Book Ten, Title Four of the Civil Code of Québec whereby, in recognizing and enforcing a decision rendered by a court outside Québec for a sum of money expressed in foreign currency, a Québec court will convert that sum of money into Canadian currency at the rate of exchange prevailing on the day such decision became enforceable at the place where it was rendered and whereby, in the cases listed below, a decision rendered by a court outside Québec would not be recognized and, where applicable, declared enforceable by a Québec court:

            (1)   the court rendering the decision had no jurisdiction under the provisions of the Civil Code of Québec;

            (2)   the decision is not final or enforceable at the place where it was rendered, is in contravention of fundamental principles of procedure, or is manifestly inconsistent with public order as understood in international relations;

            (3)   a decision on the same matter either (i) is pending before or has been rendered by a Québec court or (ii) has been rendered by a foreign tribunal and is recognizable in Québec;

            (4)   the decision enforces obligations resulting from taxation laws of a foreign country which does not itself recognize and enforce taxation obligations resulting from Québec law; or

            (5)   the decision is rendered by default and the act of procedure initiating the proceedings was not duly served on the defaulting party;

          (iii)  The Designated Securities will rank equally among themselves and with the other debt securities issued by Financement-Québec and outstanding at the Closing Date;

          (iv)  This Agreement, the Terms Agreement and the Fiscal Agency Agreement have been duly authorized, executed and delivered by Financement-Québec in accordance with the by-laws and resolutions of Financement-Québec and the Orders in Council of the Gouvernement du Québec applicable thereto;

          (v)   The Designated Guarantee has been duly authorized and has been duly executed, issued and delivered in accordance with the laws of Québec and the Orders in Council and Ministerial Orders of the Gouvernement du Québec applicable thereto, and the Designated Guarantee and the covenants therein contained constitute valid, binding and unconditional obligations of the Guarantor enforceable against the Guarantor in accordance with their terms, subject to the qualifications set forth and referred to in Section 5(e)(ii), and the full faith and credit of the Guarantor have been pledged for the payment of the principal of and premium, if any, and interest on the Designated Securities and for the performance of such Guarantee, and all funds required to give effect to the Designated Guarantee are required to be taken out of the Consolidated Revenue Fund of Québec;

          (vi)  This Agreement, the Terms Agreement and the Fiscal Agency Agreement have been duly authorized and have been duly executed and delivered by the Guarantor in accordance with the Orders in Council and Ministerial Orders of the Gouvernement du Québec applicable thereto;

          (vii) All necessary action has been duly taken by or on behalf of Financement-Québec and the Guarantor, and all necessary authorizations and approvals under the laws of Québec have been duly obtained, for the authorization, execution and delivery by each of Financement-Québec and the Guarantor, as the case may be, of this Agreement, the Terms Agreement, the Fiscal Agency Agreement, the Designated Securities and Designated Guarantee, and for the issuance and sale of the Designated Securities pursuant to this Agreement, the Terms Agreement and the Fiscal Agency Agreement, and there are no laws of Canada applicable to any such authorization, execution, delivery, issuance, or sale, and no authorizations or approvals under the laws of Canada are necessary therefor;

          (viii) Neither Financement-Québec nor the Guarantor enjoys, under the laws of Québec and the laws of Canada applicable therein, a right of immunity from suit, on the ground of sovereignty or otherwise, in respect of their obligations under this Agreement, the Fiscal Agency Agreement, the Designated Securities and the Designated Guarantee subject to the following qualifications:

            (1)   the provisions of the Code of Civil Procedure of Québec which bar extraordinary recourses (quo warranto, mandamus and evocation) and provisional remedies (injunction, seizure of assets before judgment and sequestration) against the Gouvernement du Québec; and

            (2)   the general immunity of the State from compensation, set-off, acquisitive prescription, attachment and execution on a judgment;

          (ix)  The English translations of the by-laws and resolutions of Financement-Québec and the Orders in Council and Ministerial Orders of the Gouvernement du Québec, authorizing the issuance and sale of the Designated Securities and the Designated Guarantee on the terms set forth herein and in the Terms Agreement, are exact translations and are not susceptible to any materially different interpretation with respect to any material matter therein;

          (x)   There are no withholding taxes payable under the laws of Canada or of Québec in respect of the Designated Securities or premium, if any, or interest thereon unless all or any part of the interest or of any amount deemed by the Income Tax Act (Canada) ("Canadian Tax Act") to be interest payable on the Designated Securities is contingent or dependent upon the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class of shares of a corporation. If any interest payable on a Designated Security, or any amount deemed to be interest thereon, is to be calculated by reference to a criterion referred to above, such interest or amount, as the case may be, may be subject to Canadian non-resident withholding tax, subject to the following: no such withholding tax would apply if the Designated Securities are "prescribed obligations" for these purposes. The regulations under the Canadian Tax Act provide that a prescribed obligation is a debt obligation the terms or conditions of which provide for an adjustment to the amount payable in respect of the obligation that is determined by reference to a change in the purchasing power of money and on which no amount payable, other than such an adjustment, is dependent or contingent upon or computed by reference to any of the criteria referred to above. There are no other taxes on income or capital gains payable under the laws of Canada or of Québec in respect of the Designated Securities or premium, if any, or interest thereon by an owner who is not, nor is deemed to be, a resident of Canada and who does not use or hold, and is not deemed to use or hold, any Designated Securities in or in the course of carrying on a business in Canada and is not an insurer carrying on an insurance business in Canada and elsewhere and is not an authorized foreign bank carrying on a bank business in Canada within the meaning of the Canadian Tax Act. There are no estate taxes or succession duties imposed by Canada or Québec in respect of the Designated Securities or premium, if any, or interest thereon; and

          (xi)  Such counsel have no reason to believe that either the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; their opinion with respect to Canadian taxes under the caption "Description of the Securities" in the Prospectus is accurately described therein; the descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

In rendering such opinion, such counsel may rely upon the opinion of Sullivan & Cromwell LLP as to matters of United States law and procedure and upon a certificate of Financement-Québec as to the debt securities of Financement-Québec outstanding on the Closing Date, and no opinion need be expressed by such counsel as to the financial statements or other financial data contained in the Registration Statement and Prospectus.

        (f)    The Underwriters or the Representatives shall have received from Ogilvy Renault, Canadian counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the organization of Financement-Québec, the validity of the Designated Securities and the Designated Guarantee, the Registration Statement, the Prospectus, and other related matters as the Underwriters or the Representatives may reasonably request, and Financement-Québec and the Guarantor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, such counsel may rely upon the opinion of Sullivan &

Cromwell LLP as to matters of United States law and procedure and upon a certificate of Financement-Québec as to the Debt Securities of Financement-Québec outstanding on the Closing Date; and no opinion need be expressed by such counsel as to the financial statements or other financial data contained in the Registration Statement and Prospectus.

        (g)   The Underwriters or the Representatives shall have received from Sullivan & Cromwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the validity of the Designated Securities and the Designated Guarantee, the Registration Statement, the Prospectus, and other related matters as the Underwriters or the Representatives may reasonably request, and Financement-Québec and the Guarantor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, such counsel may rely upon the opinions of counsel named in paragraphs (e) and (f) of this Section 5 as to matters of Canadian and Québec law; and no opinion need be expressed by such counsel as to the financial statements or other financial data contained in the Registration Statement and Prospectus.

        (h)   The Underwriters or the Representatives shall have received a certificate of the Chief Executive Officer, the Chair or Vice Chair of the Board of Directors, any Vice President or any other authorized official of Financement-Québec, dated the Closing Date, in which such official shall, to the best of his knowledge after reasonable investigation, state that the representations and warranties of Financement-Québec in this Agreement are true and correct, that Financement-Québec has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the SEC, and that, subsequent to the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of Financement-Québec or its subsidiaries, as the case may be, except as set forth or contemplated in the Prospectus or as described in such certificate.

        (i)    The Underwriters or the Representatives shall have received a certificate of the Ministre des Finances, a sous-Ministre des Finances, the sous-Ministre adjoint des Finances, or any other authorized official at the Ministère des Finances, dated the Closing Date, in which such official shall, to the best of his knowledge after reasonable investigation, state that the representations and warranties of the Guarantor in this Agreement are true and correct and that the Guarantor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date and that, subsequent to the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no material adverse change, or any development involving a prospective material adverse change, in the financial condition of the Guarantor except as set forth or contemplated in the Prospectus or as described in such certificate.

        (j)    Financement-Québec and the Guarantor shall have furnished to the Underwriters or the Representatives and their counsel accurate English translations of the by-laws and resolutions of Financement-Québec, and of all Orders in Council and Ministerial Orders of the Gouvernement du Québec, relating to the authorization, issuance, sale and guarantee of the Designated Securities, and of all documents and certificates delivered pursuant to the foregoing paragraphs of this Section 5, which pursuant to the laws of Québec were adopted, passed, enacted or drawn in the French language.

        (k)   If the Designated Securities are to be listed on the Luxembourg Stock Exchange, the Luxembourg Stock Exchange shall have approved for listing the Designated Securities.

        (l)    The parties to the Fiscal Agency Agreement shall have, on or prior to the Closing Date, executed such agreement in the agreed form with such modifications as the Underwriters or the Representatives, Financement-Québec, the Guarantor and the Fiscal Agent, respectively, may approve.

        (m)  Financement-Québec and the Guarantor shall have furnished to the Underwriters or the Representatives or their counsel such further certificates and documents as the Underwriters or the Representatives or such counsel may reasonably request.

        All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are satisfactory to the Underwriters or the Representatives and to Ogilvy Renault and Sullivan & Cromwell LLP, counsel to the Underwriters. Financement-Québec and the Guarantor will furnish the Underwriters or the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Underwriters or the Representatives request.

        In case any of the conditions specified above in this Section shall not have been fulfilled on or before the Closing Date, the Representatives may (with the approval of Financement-Québec in the case of Section 5(l) above) waive compliance with any such conditions by delivering written notice thereof to Financement-Québec and the Guarantor, or the Representatives may terminate this Agreement without liability on the part of the Representatives or of Financement-Québec and the Guarantor, except for the expenses to be paid or reimbursed by Financement-Québec pursuant to Section 6(c) hereof and except for any liability under Section 7 hereof.

Section 6:    Payment of Expenses

        (a)   Financement-Québec agrees (whether or not the transactions contemplated hereby are consummated) to pay all costs and expenses incidental to the performance of its obligations hereunder, under the Terms Agreement, the Fiscal Agency Agreement and the Designated Securities including, without limitation, all costs and expenses in connection with the preparation, production and printing, authentication and delivery of the Designated Securities and any insurance costs associated with such delivery; if applicable, any fees charged by the Guarantor in connection with the Designated Guarantee; if applicable, all fees and expenses in connection with the listing, and the maintenance of such listing, for the Designated Securities on the Luxembourg Stock Exchange; all costs and expenses incurred in connection with the preparation, printing and filing of the Registration Statement and the Prospectus (including all amendments and supplements thereto and all documents incorporated by reference therein); any fee payable to rating agencies in connection with the rating of the Designated Securities; the fees and expenses of its own legal and other advisers; the filing fees, counsel fees and other expenses for qualifying any Designated Securities for sale and determining their eligibility for investment under the laws of such jurisdictions as the Underwriters or the Representatives designate; the fees and expenses of the Fiscal Agent; and any value added or equivalent tax on the foregoing costs, fees and expenses.

        (b)   If the sale of the Designated Securities is consummated under the Terms Agreement, Financement-Québec agrees to pay to the Underwriters or Representatives, upon presentation of an itemized statement of account, an amount to be agreed upon in such Terms Agreement to be applied in reimbursement of the out-of-pocket costs and expenses of the Underwriters or Representatives (including the fees and disbursements of its legal advisers, advertising agreed to by Financement-Québec and any value added or equivalent tax on such expenses and costs) in connection with the offering and sale of the Designated Securities.

        (c)   If the sale of the Designated Securities is not consummated hereunder for any reason other than default by the Underwriters in the performance of their obligations hereunder, Financement-Québec will reimburse the Underwriters upon demand and against production of itemized accounts for all reasonable out-of-pocket expenses (including the fees and disbursements of their legal advisers, advertising agreed to by Financement-Québec and any value added or equivalent tax on such expenses) that shall have been incurred by them in connection with their investigation, marketing and preparing to market the Designated Securities up to the amount set forth in Section 6(b), the liability for which was incurred by them on or prior to the date of termination of the applicable Terms Agreement or in connection with such termination, and Financement-Québec shall not have any further obligation towards the Underwriters except to the extent provided in Section 7 hereof. Financement-Québec shall not in any event be liable to the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.

        (d)   Financement-Québec will pay and hold the Underwriters harmless against any documentary, stamp or similar issue tax, including any interest and penalties, on the issue and subscription of the Designated Securities in accordance with the terms of this Agreement which may be due in Canada or Québec.

Section 7:    Indemnification

        (a)   Financement-Québec and the Guarantor will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act against any losses, claims, damages, liabilities or expenses of any nature whatsoever (whether joint, several or solidary), to which such Underwriter or such controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of or are based upon the omission by Financement-Québec or the Guarantor to obtain all necessary approvals and consents from and file all required materials with any regulatory authority in Canada having jurisdiction over the Designated Securities; and will reimburse, promptly upon demand, each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, expense or action as such expenses are incurred; provided that neither Financement-Québec nor the Guarantor will be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to Financement-Québec or the Guarantor by, or through the Representatives on behalf of, any Underwriter specifically for use therein. This indemnity agreement will be in addition to any liability which Financement-Québec or the Guarantor may otherwise have.

        (b)   Each Underwriter will indemnify and hold harmless Financement-Québec and the Guarantor against any losses, claims, damages, liabilities or expenses of any nature whatsoever (whether joint, several or solidary), to which Financement-Québec or the Guarantor may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to

Financement-Québec or the Guarantor by, or through the Representatives on behalf of, such Underwriter specifically for use therein; and will reimburse, promptly upon demand, any legal or other expenses reasonably incurred by Financement-Québec and the Guarantor in connection with investigating or defending any such loss, claim, damage, liability, expense or action as such expenses are incurred. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

        (c)   Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

        (d)   If recovery is not available under the foregoing indemnification provisions of this Section, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the 1933 Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Designated Securities (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. Financement-Québec, the Guarantor and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capital allocation (even if the Underwriters were treated as one entity for such purpose). No Underwriter or person controlling such Underwriter shall be obligated to make contribution hereunder which in the aggregate exceeds the total public offering price of the

Designated Securities purchased by such Underwriter under this Agreement and the Terms Agreement, less the aggregate amount of any damages which such Underwriter and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim. The Underwriters' obligations to contribute are joint (the equivalent of a several obligation in common law) in proportion to their respective underwriting obligations and not solidary (the equivalent of a joint obligation in common law).

Section 8:    Default by Underwriters

        (a)   If any Underwriter or Underwriters shall, for any reason other than a reason permitted hereunder, fail to take up and pay for any Designated Securities to be purchased by it or them upon tender of such Designated Securities on the Closing Date in accordance with the terms hereof and the Terms Agreement, the remaining Underwriters shall be obligated separately, in proportion to their respective commitments under the Terms Agreement, to take up and pay for (in addition to the principal amount of Designated Securities to be delivered to them on the Closing Date), or to find another underwriter or underwriters to take up and pay for, the Designated Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase, provided that the aggregate principal amount of additional Designated Securities which such remaining Underwriters shall be obligated pursuant to this Section to take up and pay for or find another underwriter or underwriters to take up and pay for on the Closing Date shall not exceed 10% of the principal amount of the Designated Securities set forth opposite the names of such remaining Underwriters in the Terms Agreement, and such remaining Underwriters shall have the right but shall not be obligated either to take up and pay for (in such proportion as may be agreed upon among them), or to substitute another underwriter or underwriters to take up and pay for, any remaining Designated Securities which the defaulting Underwriter or Underwriters agreed but failed so to purchase. To the extent that the Designated Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 10% of the aggregate principal amount of the Designated Securities set forth opposite the names of such remaining Underwriters in the Terms Agreement, then in the event that said remaining Underwriters shall not take up and pay for, or substitute another underwriter or underwriters to take up and pay for, all the Designated Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase within 24 hours after such failure, (i) Financement-Québec shall have the right, during an additional period of 24 hours, to find another underwriter or underwriters for said Designated Securities who shall be satisfactory to the Underwriters or the Representatives or (ii) Financement-Québec and the Underwriters or the Representatives may agree, during such period, to proceed with the sale and delivery hereunder of less than all of the Designated Securities to be delivered on the Closing Date, in which latter event each of the remaining Underwriters shall be obligated to take up and pay for the amount of Designated Securities which it is obligated to purchase on the Closing Date under the foregoing provisions of this Section, including additional Designated Securities in a principal amount equal to 10% of the aggregate principal amount of Designated Securities set forth opposite the names of such remaining Underwriters in the Terms Agreement. If neither the remaining Underwriters nor Financement-Québec shall thus find another underwriter or underwriters for all of said Designated Securities, and if Financement-Québec and the Underwriters or the Representatives shall not thus agree to proceed with the sale and delivery hereunder of less than all of said Designated Securities, such Terms Agreement shall terminate without liability on the part of either Financement-Québec or the remaining Underwriters not in default, as aforesaid (except to the extent, if any, provided in this Section 8).

        (b)   If, in accordance with the foregoing provisions, a new underwriter or underwriters are substituted by the Underwriters or by Financement-Québec for the defaulting Underwriter or Underwriters on the Closing Date or Financement-Québec and the Underwriters or the Representatives shall agree to proceed with the sale and delivery hereunder of less than all of the Designated Securities to be delivered on the Closing Date, Financement-Québec, the Underwriters or the Representatives shall have the right to postpone the time of purchase of said Designated Securities for a period not exceeding five full business days from the Closing Date in order that necessary changes in the Registration Statement and Prospectus and other documents may be effected. The foregoing obligations and agreements set forth in this Section will not apply if Designated Securities are being purchased pursuant to a "firm bid" which is identified as such in the Terms Agreement. Nothing herein shall obligate any Underwriter to purchase or find an underwriter or underwriters for any Designated Securities in excess of those agreed to be purchased by such Underwriter under the terms of this Section; nor shall anything herein operate to limit any rights which Financement-Québec may have against any Underwriter who shall for any reason other than a reason permitted hereunder fail to purchase the Designated Securities purchasable by it upon tender thereof in accordance with the terms of this Agreement and of the Terms Agreement. Any person substituted for an Underwriter under the provisions of this Section shall thereafter be deemed to be an Underwriter.

Section 9:    Survival of Certain Representations and Obligations

        The respective indemnities, agreements, representations, warranties and other statements of Financement-Québec and the Guarantor and their representatives and of each Underwriter set forth in or made pursuant to this Agreement shall remain in full force and effect regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, Financement-Québec or the Guarantor or any controlling person, and will survive delivery of and payment for the Designated Securities. If any Terms Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Designated Securities by the Underwriters is not consummated, Financement-Québec shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 6 and the respective obligations of Financement-Québec and the Guarantor and the Underwriters pursuant to Section 7 shall remain in effect. If the sale of none of the Designated Securities provided for in a Terms Agreement is consummated because any condition to the Underwriters' obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of Financement-Québec or the Guarantor to perform any agreement herein or therein or comply with any provision hereof or thereof, Financement-Québec will reimburse the Underwriters upon demand for all out-of-pocket expenses (including fees and disbursements of counsel) that shall have been incurred by the Underwriters directly related to the proposed purchase and sale of the Designated Securities, the Underwriters agreeing to pay such fees and disbursements of counsel for the Underwriters in any other event.

Section 10:    Termination

        Notwithstanding anything herein contained, an Underwriter party to a Terms Agreement may also terminate such Terms Agreement, immediately upon notice to Financement-Québec and the Guarantor at any time before the time of the Closing Date when payment would otherwise be due under such Terms Agreement to Financement-Québec in respect of the Designated Securities if, in the opinion of such Underwriter, there shall have been such a change in national or international political, financial or economic conditions or currency exchange rates or exchange controls as would in their view be likely to prejudice materially the success of the offering and the distribution of the Designated Securities or dealings in the Designated Securities in the secondary market and, upon notice being given, the parties to such Terms Agreement shall (except for the liability of Financement-Québec and the Guarantor in relation to expenses as provided in Section 6(c) hereof and except for any liability under Section 7 hereof) be released and discharged from their respective obligations under this Agreement.

        Notwithstanding anything herein contained, either an Underwriter party to a Terms Agreement, on the one hand, or Financement-Québec and the Guarantor, on the other hand, may by notice to the other terminate such Terms Agreement at any time before the time of the Closing Date when payment for the Designated Securities would otherwise be due hereunder to Financement-Québec if in the opinion of the person or persons giving such notice the issue, sale or distribution of the Designated Securities is prohibited by or contrary to the provisions of any statute, order, rule or regulation promulgated by any legislative, executive or regulatory body or authority of Canada, the United States of America, Québec, or the State of New York. Upon notice being given, the parties to such Terms Agreement shall, except for liability of Financement-Québec pursuant to Section 6(c) hereof and except for any liability under Section 7 hereof, be released and discharged from their respective obligations under such Terms Agreement.

Section 11:    Notices

        All communications hereunder shall be effective only on receipt, and shall be delivered or sent by letter, facsimile transmission or telephone (but in the case of communication by telephone, with subsequent confirmation by letter or facsimile transmission) as follows:

        (a)   to the Underwriters:

    Merrill Lynch, Pierce, Fenner & Smith Incorporated
    4 World Financial Center
    New York, New York 10080
    Tel.: (212) 449-6500
    Fax: (212) 738-2309
    Attention: Corporate Syndicate Department

    Credit Suisse First Boston LLC
    Eleven Madison Avenue, 9th Floor
    New York, New York 10010
    Tel.: (212) 892-1897
    Fax: (212) 892-0776
    Attention: Legal Department — Transactions Advisory Group

    CIBC World Markets Corp.
    425 Lexington Avenue, 5th Floor
    New York, New York 10017
    Tel.: (212) 455-6416
    Fax: (212) 855-4977
    Attention: Debt Capital Markets

    Citigroup Global Markets Inc.
    390 Greenwich Street
    New York, New York 10013
    Tel.: (212) 816-5831
    Fax: (212) 816-0776
    Attention: Office of the General Counsel

    J.P. Morgan Securities Inc.
    270 Park Avenue, 7th Floor
    New York, New York 10017
    Tel.: (212) 834-5640
    Fax: (212) 834-6702
    Attention: Transaction Executive Group

    Putnam Lovell NBF Securities Inc.
    125 West 55th Street, 22nd Floor
    New York, New York 10019
    Tel.: (212) 632-8625
    Fax: (212) 632-8618
    Attention: Fixed Income Group

    RBC Dominion Securities Corporation
    One Liberty Plaza, 2nd Floor
    165 Broadway
    New York, New York 10006-1404
    Tel.: (212) 858-7167
    Fax: (212) 428-3018
    Attention: RBC Debt Capital Markets

    Scotia Capital (USA) Inc.
    One Liberty Plaza, 25th Floor
    165 Broadway
    New York, New York 10006
    Tel.: (212) 225-5522
    Fax: (212) 225-6566
    Attention: Legal and Compliance Department

        (b)   to Financement-Québec:

    Financement-Québec
    Ministère des Finances
    Direction de l'émission des emprunts
    12 rue Saint-Louis
    Québec, Québec
    Canada G1R 5L3
    Tel.: (418) 643-8141
    Fax: (418) 643-4700
    Attention: Le président — directeur général

    with copy to the Guarantor

        (c)   to the Guarantor:

    Ministère des Finances
    Direction de l'émission des emprunts
    12 rue Saint-Louis
    Québec, Québec
    Canada G1R 5L3
    Tel.: (418) 643-8141
    Fax: (418) 643-4700
    Attention: Le directeur

Section 12:    Successors

        This Agreement shall inure to the benefit of and be binding upon each of the parties hereto, such Underwriters as are identified in Terms Agreements and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

Section 13:    Governing Law

        This Agreement shall be governed by and construed in accordance with the laws of Québec and the laws of Canada applicable therein.

        Nothing herein contained shall affect the right to serve process on Financement-Québec or the Guarantor in any manner permitted by law. Financement-Québec and the Guarantor hereby irrevocably consent to the fullest extent permitted by law to the giving of any relief including, without limitation, the making, enforcement or execution against any property of any order or judgment made or given in connection with any proceedings arising out of or in connection with this Agreement.

Section 14:    Jurisdiction of Courts

        Financement-Québec and the Guarantor hereby appoint the person from time to time who holds the position of Delegate General of Québec in New York, One Rockefeller Plaza, 26th floor, New York, New York, 10020-2102, as their authorized agent (the "Authorized Agent") upon whom process may be served in any action by any Underwriter, or by any person controlling such Underwriter, and based upon this Agreement which may be instituted in any State or Federal court in The City of New York, and expressly accepts the non-exclusive jurisdiction of any such court in respect of such action. Financement-Québec and the Guarantor hereby irrevocably waive any immunity to service of process in respect of any such action to which the Authorized Agent might otherwise be entitled. Such appointment shall be irrevocable as long as any of the Securities remain outstanding, except that, if for any reason the Authorized Agent ceases to be able to act as agent or no longer has an address in The City of New York, Financement-Québec and the Guarantor will appoint another person or persons in The City of New York, selected in their discretion, as Authorized Agent(s). Financement-Québec and the Guarantor will take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent together with written notice of such service mailed or delivered to Financement-Québec and to the Guarantor at their respective addresses set forth in Section 11, shall be deemed in every respect effective service of process upon Financement-Québec and the Guarantor. Notwithstanding the foregoing, any action by an Underwriter, or by any person controlling such Underwriter, and based upon this Agreement may be instituted in any competent court in Québec. Each of Financement-Québec and the Guarantor hereby waives, to the fullest extent permitted by applicable law, any immunity to jurisdiction to which it might otherwise be entitled in any action based on this Agreement which may be instituted as provided in this Section in any State or Federal court in The City of New York or in any competent court in Québec.

Section 15:    Currency

        All dollar figures set forth in this Agreement or to be set forth in the Terms Agreement will be in United States dollars, unless otherwise indicated.

Section 16:    Counterparts

        This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

        If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among Financement-Québec, the Guarantor, and you in accordance with its terms.

Very truly yours,

FINANCEMENT-QUÉBEC

By:
Name: Clément D'Astous Title: Chief Executive Officer & Chairman of the Board
QUÉBEC

By:
Name: Michel Robitaille Title: Delegate General of Québec in New York

CONFIRMED AND ACCEPTED in The City of New York as of [                        ], 2003.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Name: Title:
CREDIT SUISSE FIRST BOSTON LLC
By:
Name: Title:
CIBC WORLD MARKETS CORP.
By:
Name: Title:
CITIGROUP GLOBAL MARKETS INC.
By:
Name: Title:
J.P. MORGAN SECURITIES INC.
By:
Name: Title:

PUTNAM LOVELL NBF SECURITIES INC.
By:
Name: Title:
RBC DOMINION SECURITIES CORPORATION
By:
Name: Title:
SCOTIA CAPITAL (USA) INC.
By:
Name: Title:

EXHIBIT A

FINANCEMENT-QUÉBEC
            Series                        Due

Guaranteed unconditionally as to
principal, premium and interest by

QUÉBEC

TERMS AGREEMENT

Financement-Québec
Ministère des Finances
Direction de l'émission des emprunts
12 rue Saint-Louis
Québec, Québec
Canada G1R 5L3

Ladies and Gentlemen:

        On behalf of the several Underwriters named in Schedule I hereto and for their respective accounts, we offer to purchase on and subject to the terms and conditions of the Underwriting Agreement, dated [                        ], 2003 (the "Underwriting Agreement"), among you, Québec and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston LLC, CIBC World Markets Corp., Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Putnam Lovell NBF Securities Inc., RBC Dominion Securities Corporation and Scotia Capital (USA) Inc. (the "Underwriters"), the following Designated Securities on the following terms. Except as otherwise indicated, capitalized terms used herein have the meaning specified in the Underwriting Agreement:

        Title of Securities:

        Currency of Denomination:

        Aggregate Principal Amount:

        Purchase Price:

        Expected Public Offering Price:

        Expected Selling Concession:

        Expected Reallowance:

        Maturity:

        Interest Rate:

        Interest Payment Dates:

        Denominations:

        Redemption Provisions:

        Sinking Fund Provisions:

        Selling Restrictions:

        Underwriters:

        Closing:

        [In addition to the provisions of "Selling Restrictions" above, each Underwriter represents to and agrees with each of Financement-Québec and the Guarantor that it has not offered, sold or delivered and it will not offer, sell or deliver, directly or indirectly, any of the Designated Securities, and has not distributed and will not distribute the Prospectus or any other offering material relating to the Designated Securities, in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on Financement-Québec or the Guarantor except as contained in this Terms Agreement or in the Underwriting Agreement. In addition, each Underwriter agrees with each of Financement-Québec and the Guarantor to cause each member of the selling group to agree to comply with the restrictions on offers and sales of the Designated Securities set forth in this Terms Agreement.

        Each Underwriter represents to and agrees with each of Financement-Québec and the Guarantor to deliver the Prospectus, if required under the 1933 Act, to each person that purchases Designated Securities.

        Without prejudice to the provisions of Section 1(c)(iii) of the Underwriting Agreement, the provisions of "Selling Restrictions" above and the immediately preceding two paragraphs, and except for registration under the 1933 Act and compliance with the Rules and Regulations and the qualification of the Designated Securities for offer and sale and the determination of their eligibility for investment under the applicable securities laws of such jurisdictions within the United States as the

Underwriters or Representatives may designate pursuant to Section 3(e) of the Underwriting Agreement, neither Financement-Québec nor the Guarantor shall have any responsibility for, and each Underwriter agrees with each of Financement-Québec and the Guarantor that each such Underwriter and its respective affiliates will obtain, any consent, approval or authorization required by them for the subscription, offer, sale or delivery by them of any of the Designated Securities under the laws and regulations in force in any jurisdiction to which they are subject or in or from which they make such subscription, offer, sale or delivery of any of the Designated Securities.

        Other than the Prospectus and any document incorporated by reference therein, no other material or communication that may be used in connection with the offering of the Designated Securities (the "Non-U.S. Offering Materials") has been filed under the 1933 Act. Accordingly, each Underwriter represents to and agrees with each of Financement-Québec and the Guarantor that it has not delivered and will not deliver within the United States or its territories or possessions or to any U.S. person (as such term is defined in Regulation S under the Securities Act) any Non-U.S. Offering Materials.]

        The Prospectus has not been translated into French. Accordingly, each Underwriter represents to and agrees with each of Financement-Québec and the Guarantor that it has not distributed and will not distribute the Prospectus within Québec in violation of the laws of Québec.

        Financement-Québec agrees to pay to the Underwriters an amount of up to U.S.$[            ] to be applied in accordance with the provisions of Section 6(b) of the Underwriting Agreement.

        This Terms Agreement is subject to the adoption of a resolution of Financement-Québec and an Order in Council of Québec authorizing the issuance and sale of the Designated Securities on the terms set forth herein. By their respective acceptances hereof, Financement-Québec and the Guarantor, each for its own part, represents and warrants to, and agrees with, the several Underwriters that such resolution and Order in Council will be adopted as soon as practicable and in any case prior to closing.

        This Terms Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

        If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among us in accordance with its terms.

Very truly yours,

As Representatives of the several Underwriters

By:
Name: Title:

By:
Name: Title:

        The foregoing Terms Agreement is hereby confirmed and accepted in The City of New York, as of the date first above written.

FINANCEMENT-QUÉBEC

By:
Name: Title:
QUÉBEC

By:
Name: Title:

SCHEDULE I

Underwriters	Principal Amount of Designated Securities
Total

QuickLinks

  Exhibit 1.1
  EXHIBIT A